EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 08/24/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.36%	-4.43%	-2.31%
Class B Units	-0.37%	-4.49%	-2.85%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED AUGUST 24, 2007

Grant Park experienced small trading losses over the past week.  Positions in the interest rates and stock indices posted the largest setbacks.  Gains came mainly from the currency and soft/agricultural commodity markets.

Long positions in the global fixed income markets reported losses as prices for interest rate instruments fell during the week.  Analysts cited the residual effects of the U.S. Federal Reserve’s decision to cut the discount rate, indicating that the intervention calmed investors’ fears over a possible credit squeeze.  Calmer conditions in the world’s equity markets led to lower prices for government backed securities as investors reversed long positions in fixed income markets.  Positions in the Japanese Government Bonds, Eurodollars and Euribor sustained the largest losses.

Positions in the equity sector lost ground during the week.  The recent volatility in global stock markets caused a number of Grant Park’s trading advisors to reverse long positions in the sector, which resulted in some losses as prices rebounded during the week. The willingness on the part of the world’s central banks to provide liquidity lessened some of the concerns surrounding equity markets, resulting in higher stock prices by week’s end.  Short positions in the S&P Composite Index sustained the largest losses.

The somewhat less volatile market conditions benefited long positions in the currencies as investors appeared to be willing to take on a little more risk in the sector.  Traders began to reinitiate smaller positions in the “carry” trade in which they borrow the Japanese yen in order to invest in assets denominated in higher yielding currencies.  The New Zealand dollar rallied as a result, benefiting long positions.  Long positions in the Australian dollar, euro and British pound also gained.

Lastly, a string of bad weather pushed wheat prices higher, resulting in gains for the soft/agricultural commodities sector.  December wheat on the Chicago Board of Trade rallied more than 7% for the week,

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

closing 53.5 cents higher at $7.42 per bushel after unfavorable weather in Canada, Australia and Europe prompted heavy buying.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com